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EXHIBIT 11.1 - STATEMENT RE COMPUTATION OF EARNINGS PER SHARE
(Unaudited)


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                                      Three Months   Three Months    Nine Months    Nine Months
                                         Ended          Ended          Ended           Ended
                                     September 30,  September 30,   September 30,  September 30,
                                         1996           1995           1996            1995
                                     -------------  -------------   -------------  -------------
                                                 (In thousands, except per share data)
NET INCOME                                   $628         $1,014         ($1,036)        $2,287
                                     -------------  -------------   -------------  -------------
                                     -------------  -------------   -------------  -------------

PER SHARE DATA:
Net income per common equivalent
share, primary                              $0.08          $0.13          ($0.13)         $0.32
                                     -------------  -------------   -------------  -------------
                                     -------------  -------------   -------------  -------------

Net income per common equivalent
share, fully diluted                        $0.08          $0.13          ($0.13)         $0.32
                                     -------------  -------------   -------------  -------------
                                     -------------  -------------   -------------  -------------

WEIGHTED AVERAGE NUMBER OF
COMMON AND COMMON EQUIVALENT SHARES:
Primary:
   Weighted average number of common
   shares outstanding                       7,791          7,601           7,755          6,842
Common equivalent shares:
   Warrants                                     3             46               0             42
   Options                                    232            252               0            223
                                     -------------  -------------   -------------  -------------
                                            8,026          7,899           7,755          7,107
                                     -------------  -------------   -------------  -------------
                                     -------------  -------------   -------------  -------------

Fully diluted:
   Weighted average number of common
   shares outstanding                       7,791          7,601           7,755          6,842
Commoon equivalent shares:
   Warrants                                     3             48               0             48
   Options                                    244            262               0            262
                                     -------------  -------------   -------------  -------------
                                            8,038          7,910           7,755          7,152
                                     -------------  -------------   -------------  -------------
                                     -------------  -------------   -------------  -------------

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